UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2015

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 3, 2015, we publicly disseminated a press release announcing financial results for the third quarter ended September 30, 2015.

The foregoing description is qualified in its entirety by reference to our press release, dated November 3, 2015, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2015, ReachLocal and Ms. Rowlands, ReachLocal’s Chief Executive Officer, entered into an amendment to Ms. Rowlands employment letter dated March 31, 2014. The amendment extends Ms. Rowlands’ reimbursement of up to $10,000 per month (and any related gross-up payment to cover associated taxes) for temporary living expenses through July 2016.

The above description of the employment letter amendment is qualified in its entirety by reference to the employment letter amendment, a copy of which will be filed as an exhibit to our next Quarterly Report on Form 10-Q.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated November 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer